                                   EXHIBIT 21
                             U.S. TRUST CORPORATION
                              LIST OF SUBSIDIARIES

                                                                          State or Other
                                                                        Jurisdiction Office         Percent
                                                                          of Incorporation           Owned
                                                                         ------------------        ----------
CTC Consulting, Inc.                                                           Oregon                100.0
Custodian Securities Inc.                                                      Pennsylvania          100.0
Fernhill Holdings, Inc.                                                        California            100.0
NCT Holdings Inc.                                                              North Carolina        100.0
        NCT Opportunities Inc.                                                 North Carolina        100.0
        U.S. Trust Company of North Carolina                                   North Carolina        100.0
United States Trust Company of New York                                        New York              100.0
        Pouch Terminal Inc.                                                    New York              100.0
        QINB, Inc.                                                             New Jersey            100.0
        United States Trust Company International Corporation                  United States         100.0
               United States Trust Company of New York (Grand Cayman) Ltd.     Cayman Islands        100.0
               United States Trust London Ltd.                                 London, England       100.0
               UST Overseas Corporation                                        Delaware              100.0
        UST Capital Corp.                                                      New York              100.0
        UST Financial Services Corp.                                           New York              100.0
        US Trust Mortgage Service Company                                      Florida               100.0
               Co-op Holdings, Inc.                                            Nevada                100.0
U.S. Trust Company                                                             Connecticut           100.0
        Radnor Capital Management Inc.                                         Pennsylvania          100.0
U.S. Trust Company of Florida Savings Bank                                     Florida               100.0
U.S. Trust Company of New Jersey                                               New Jersey            100.0
        UST Securities Corporation                                             New Jersey            100.0
U.S. Trust Company National Association                                        California            100.0
        UST Fiduciary Services Ltd.                                            Delaware              100.0
U.S.T. L.P.O. Corp.                                                            Delaware              100.0
        U.S. Trust Company of Texas, National Association                      Texas                 100.0